Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jeffrey Oscodar, the President and Chief Executive Officer of Handheld Entertainment, Inc., and William J. Bush, the Chief Financial Officer of Handheld Entertainment, Inc., each certifies, to his knowledge, that:

1.
the Annual Report on Form 10-KSB for the year ended December 31, 2006 of Handheld Entertainment, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Handheld Entertainment, Inc.

Dated: April 2, 2007

/s/ JEFFREY OSCODAR

Jeffrey Oscodar
President & Chief Executive Officer

 /s/ WILLIAM J. BUSH

William J. Bush
Chief Financial Officer